PLACEMENT AGREEMENT

                                                  December 4, 1997

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

         OMNICOM GROUP INC., a New York corporation (the "Issuer"), proposes to issue and sell $200,000,000 aggregate principal amount of its 2 1/4% Convertible Subordinated Debentures due 2013 (the "Firm Debentures") to be issued pursuant to an Indenture (the "Indenture") to be dated as of January 6, 1998 between the Issuer and The Chase Manhattan Bank, as Trustee (the "Trustee"). The Issuer also proposes to issue and sell to you not more than an additional $30,000,000 principal amount of Debentures (the "Additional Debentures") if and to the extent that you shall have determined to exercise the right to purchase such Additional Debentures granted to you in Article II hereof. The Firm Debentures and the Additional Debentures are hereinafter collectively referred to as the "Debentures". The Debentures will be convertible on the terms and subject to the conditions set forth in the Indenture and the Debentures into shares of Common Stock, par value $0.50 per share (the "Common Stock").

         On the basis of the representations and warranties contained herein, and subject to the terms and conditions hereof, the Issuer agrees to sell, and you hereby agree to purchase, the Firm Debentures at a purchase price of 98.2% of the principal amount thereof plus accrued interest, if any, from January 6, 1998 to the date of payment and delivery (the "Purchase Price")on the date of payment and delivery, as specified in Section 2 hereof (the "Closing Date").

         On the basis of the representations and warranties contained herein, and subject to the terms and conditions hereof, the Issuer agrees to sell to you, and you shall have a onetime right to purchase, up to $30,000,000 principal amount of Additional Debentures at the Purchase Price. Additional Debentures may be purchased as provided in Section 2 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Debentures.

         The sale of the Debentures to you will be made without registration of the Debentures under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption therefrom provided by Section 4(2) of the Securities Act. You have advised the Issuer that you will make an offering of the Debentures purchased by you hereunder in accordance with Section 5 hereof on the terms set forth in the Offering Memorandum (as defined below), as soon as practicable after the date hereof as in your judgment is advisable.

         In connection with the sale of the Debentures, the Issuer has prepared an Offering Memorandum, dated December 4, 1997 (the "Offering Memorandum") for delivery to prospective purchasers of the Debentures. The Offering Memorandum includes or incorporates certain information concerning the Issuer, the Debentures and the Common Stock. The Offering Memorandum will be supplemented with copies of each document or report filed by the Issuer after the date hereof and prior to the termination of the distribution of the Debentures with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a) and (c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any references herein to the Offering Memorandum shall be deemed to include all documents incorporated therein by reference and any further document or report filed by the Issuer with the Commission under the Exchange Act subsequent to the date hereof and prior to the termination of the distribution of the Debentures.

         1. Representations and Warranties. The Issuer represents and warrants to you that:

                  (a) the Issuer has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of New York, has the corporate power and authority to own its property and to conduct its business as described in the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which


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

         the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Issuer and its subsidiaries, taken as a whole;

                  (b) Each of BBDO Worldwide Inc., The DDB Needham Worldwide Communications Group Inc., TBWA Chiat/Day Inc., Omnicom Finance Inc., BBDO Detroit Inc., DDB Needham Worldwide Partners Inc., and DDB Needham Chicago Inc. has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own property and to conduct business as described in the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Issuer and its subsidiaries, taken as a whole;

                  (c) the authorized capital stock of the Issuer conforms as to legal matters to the description thereof contained in the Offering Memorandum;

                  (d) the shares of Common Stock outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable;

                  (e) the shares of Common Stock initially issuable upon conversion of the Debentures (the "Shares") have been duly authorized and, when issued and delivered in accordance with the terms of the Debentures, will be validly issued, fully paid and non-assessable, and the issuance of such shares is not subject to any preemptive or similar rights;

                  (f) the Debentures have been duly authorized and, when executed and authenticated and delivered to and paid for by you in accordance with the terms of this Agreement, will (i) be valid and binding obligations of the Issuer enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (ii) be entitled to the benefits of the Indenture;

                  (g) Each of the Registration Rights Agreement dated January 6, 1998 between the Issuer and you (the "Registration Rights Agreement") and the Indenture has been duly authorized and when executed and delivered by the Issuer will be a valid and binding agreement of, the Issuer, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                  (h) this Agreement has been duly authorized, executed and delivered by the Issuer;

                  (i) the execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Debentures will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Issuer or any agreement or other instrument binding upon the Issuer or any of its subsidiaries that is material to the Issuer and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuer or any subsidiary, and no consent, approval or authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Issuer of its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Debentures except such as may be required (i) by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Debentures and the Shares,
         (ii) under federal and state securities laws with respect to the Issuer's obligations under the Registration Rights Agreement, or (iii) by statutes, rules and regulations enacted subsequent to the Closing Date or the related Option Closing Date (as defined in Section 2 below) (as the case may be);

                  (j) there has not occurred any material adverse change or, to the best of Issuer's knowledge, any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Issuer and its subsidiaries, taken as a whole, from that set forth in the Offering Memorandum;

                  (k) there are no legal or governmental proceedings pending of which the Issuer has notice or knowledge or, to the best of the Issuer's knowledge, threatened, to which the Issuer or any of its subsidiaries is a party or to which any of the properties of the Issuer or any of its subsidiaries is subject that are required to be described in the Offering Memorandum and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Offering Memorandum or to be filed as an exhibit to the documents incorporated by reference in the Offering Memorandum that are not described or filed as required;

                  (l) each of the Issuer and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Offering Memorandum, except to the extent that the failure to obtain or file would not have a material adverse effect on the Issuer and its subsidiaries, taken as a whole;

                  (m) each document filed or to be filed under the Exchange Act and incorporated by reference in the Offering Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder;

                  (n) the Offering Memorandum does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (n) do not apply to statements or omissions in the Offering Memorandum based upon information (the "Furnished Information") concerning that which you furnished to the Issuer in writing expressly for use therein or based on information contained in Section 5 hereof;

                  (o) the Issuer has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act;

                  (p) none of the Issuer, its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (as that term is defined in Regulation S under the Securities
         Act) ("Regulation S") with respect to the Debentures, and the Issuer and its affiliates and any person acting on its or their behalf will comply with the offering restrictions requirements of Regulation S;

                  (q) neither the Issuer nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) of the Issuer has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Debentures in a manner that would require the registration of the Debentures under the Securities Act or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Debentures;

                  (r) it is not necessary in connection with the offer, sale and delivery of the Debentures in the manner contemplated by this Agreement or in connection with the issuance of the Shares on conversion of the Debentures to register the Debentures or the Shares under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939;

                  (s) the Debentures satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act; and

                  (t) The Issuer is not and, after giving effect to the offering and sale of the Debentures and the application of the proceeds thereof as described in the Offering Memorandum, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         2. Delivery and Payment. Payment for the Firm Debentures shall be made against delivery of the Firm Debentures at a closing to be held at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, 10017 at 10:00 A.M., local time, on January 6, 1998, or at such other time on the same or such other date, not later than January 13, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date." Payment for the Firm Debentures shall be made to the Issuer in immediately available funds.

         Payment for any Additional Debentures shall be made against delivery of Additional Debentures at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, at 10:00 A.M., local time, on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from you to the Issuer of your determination to purchase the Additional Debentures, or on such other date, in any event not later than January 16, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date". Payment for the Additional Debentures shall be made to the Issuer in immediately available funds. The notice of the determination to exercise the option to purchase the Additional Debentures and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

         Certificates for the Firm Debentures and Additional Debentures shall be in global form and registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Debentures and Additional Debentures shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer of the Debentures to you duly paid, against payment of the Purchase Price therefor.

         3. Conditions to Closing. Your obligation under this Agreement to purchase the Debentures is subject to the accuracy of the representations and warranties on the part of the Issuer herein, to the performance and observance by the Issuer in all material respects of all covenants and agreements herein contained on its part to be performed and observed and to the following conditions:

                  (a) There shall not have occurred any downgrading, nor shall any notice have been given of (A) any intended or potential downgrading or (B) any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Issuer's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                  (b) There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Issuer and its subsidiaries, taken as a whole, from that set forth in the Offering Memorandum that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Debentures on the terms and in the manner contemplated in the Offering Memorandum.

                  (c) You shall have received on the Closing Date a certificate of the Issuer, dated the Closing Date and signed by an executive officer of the Issuer, to the effect set forth in clause (a) above and to the effect that the representations and warranties of the Issuer contained in this Agreement are true and correct as of the Closing Date and that the Issuer has performed all of its obligations to be performed hereunder or satisfied on or prior to the Closing Date, it being understood that the officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

                  (d) You shall have received on the Closing Date an opinion of Davis & Gilbert, counsel for the Issuer, dated the Closing Date, to the effect set forth in Exhibit A.

                  (e) You shall have received on the Closing Date an opinion of Davis Polk & Wardwell, your counsel, dated the Closing Date, to the effect set forth in Exhibit B.

                  (f) You shall have received on the Closing Date a letter from Davis & Gilbert, tax counsel to the Issuer, confirming the discussion set forth in the Offering Memorandum under the caption "Certain Federal Income Tax Considerations" is accurate in all material respects.

                  (g) You shall have received on the date of this Agreement a letter dated such date and also on the Closing Date a letter dated the Closing Date, in each case in form and substance satisfactory to you, from

         Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Offering Memorandum; provided that the letter delivered on the Closing Date uses a cut-off date not earlier than the date hereof.

         Your obligation to purchase the Additional Debentures hereunder is subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Issuer, the due authorization and issuance of the Additional Debentures and other matters related to the issuance of the Additional Debentures.

         4. Covenants of the Issuer. In further consideration of your agreements contained in this Agreement, the Issuer covenants as follows:

                  (a) The Issuer will furnish to you in New York City, without charge, prior to 5:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (c) below, as many copies of the Offering Memorandum and any supplements and amendments thereto as you may reasonably request.

                  (b) Before amending or supplementing the Offering Memorandum, the Issuer will furnish you a copy of each such proposed amendment or supplement and not use any such proposed amendment or supplement to which you reasonably object.

                  (c) If, during such period after the first date of the offering of the Debentures and prior to the completion of the sale thereof, any event shall occur as a result of which it is necessary in your judgment to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Issuer will forthwith prepare and furnish to you, at its own expense, either amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law.

                  (d) The Issuer will endeavor to qualify the Debentures and the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and maintain such qualifications for as long as you shall reasonably request.

                  (e) The Issuer will, whether or not any sale of the Debentures is consummated, pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation of the Offering Memorandum and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Debentures and Shares,
         (iii) the fees and disbursements of the Issuer's counsel, its accountants and of the Trustee and its counsel, (iv) the qualification of the Debentures and the Shares under securities or Blue Sky laws in accordance with the provisions of Section 4(d), including filing fees and the fees and disbursements of your counsel in connection therewith and in connection with the preparation of any Blue Sky or legal investment memoranda, (v) any fees charged by rating agencies for the rating of the Debentures, (vi) the printing and delivery to you in quantities as hereinabove stated of copies of the Offering Memorandum and any amendments or supplements thereto, (vii) the fees and expenses, if any, incurred in connection with the admission of the Debentures and Shares for trading in any appropriate market system and (viii) any stamp or value added taxes payable in connection with the sale of the Debentures to you.

                  (f) Without your prior written consent, the Issuer will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any shares of its Preferred Stock or Common Stock or any securities convertible into or exercisable or exchangeable for its Preferred Stock or Common Stock or any rights to acquire Preferred Stock or Common Stock for a period of 90 days after the date of this Agreement, other than (i) the Debentures to be sold hereunder, (ii) any shares of such Common Stock sold upon the conversion of the Debentures or any other debentures outstanding on the date hereof, (iii) any shares of such Common Stock sold upon the exercise of an option granted under the Issuer's existing stock option or issued under the Issuer's restricted stock purchase plans, (iv) any shares of Common Stock issued in connection with earn-out payments,(v) shares of Common Stock issued but not freely tradeable prior to the end of the 90 day period, and (vi) up to 1,200,000 shares of Common Stock to be issued in connection with acquisitions.

                  (g) Not to solicit any offer to buy or offer or sell the Debentures by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (h) Neither the Issuer nor any person acting on behalf of the Issuer will engage in any directed selling efforts with respect to the Debentures within the meaning of Regulation S, and the Issuer and each such person acting on behalf of the Issuer (other than you) has complied and will comply with the offering restrictions requirement of Regulation S.

                  (i) During the two year period following the Closing Date (or, if later, the Option Closing Date) and during the two year period following the sale of any Debenture by an affiliate of the Issuer, the Issuer shall, if it is not then subject to Section 13 or 15(d) of the Exchange Act make available, upon request, to any seller of the Debentures or Shares the information concerning the Issuer specified in Rule 144A(d)(4) under the Securities Act (so long as such requirement is necessary in order to permit holders of the Debentures or Shares to effect resales under Rule 144A).

                  (j) The Issuer will not resell any of the Debentures.

                  (k) The Issuer shall use its best efforts to permit the Debentures to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

         5. Offering of Securities; Restrictions on Transfer. (a) You represent and warrant that you are a qualified institutional buyer within the meaning of Rule

144A under the Securities Act. You agree with the Issuer that (i) you will not solicit offers for, or offer to sell, the Debentures by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) you will solicit offers for the Debentures only from, and will offer the Debentures only to, (A) persons you reasonably believe to be qualified institutional buyers or (B) persons to whom you reasonably believe offers and sales of the Debentures may be made without registration of the Debentures under the Securities Act in reliance upon Regulation S thereunder. You also agree that you will offer the Debentures only to, and will solicit offers for the Debentures only from, persons that in purchasing such Debentures will be deemed to have represented and agreed as provided in the Offering Memorandum in the second paragraph under the caption "Transfer Restrictions" (to the extent such representations are applicable to the purchaser concerned).

         (b) The Debentures have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act. You represent that you have offered the Debentures and will offer and sell the Debentures (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date (or Option Closing Date, if later), only in accordance with Rule 903 of Regulation S or as otherwise permitted pursuant to paragraph (a) above. Accordingly, neither you, your affiliates nor any persons acting on your or their behalf have engaged or will engage in any directed selling efforts with respect to the Debentures, and you and they have complied and will comply with the offering restrictions requirement of Regulation S.

         (c) You represent and, during the period of six months from the date of the Offering Memorandum, agree that (1) you have not offered or sold and will not offer or sell any Debentures to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995

("Regulations"); (2) you have complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by you in relation to the Debentures in, from or otherwise involving the United Kingdom; and (3) you have only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by you in connection with the issue of the Debentures if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

                  (d) You understand that the Debentures have not been and will not be registered under the Securities and Exchange Law of Japan, and represent that you have not offered or sold, and agree that you will not offer or sell, any Debentures, directly or indirectly in Japan or to or from any resident of Japan except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (ii) in compliance with any other applicable requirements of Japanese law.

                  (e) You agree that, at or prior to confirmation of sale of Debentures (other than a sale pursuant to subclauses (A) or (C) of clause "ii" of paragraph (a) above), you will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Debentures from you during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the final closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this Section 5 have the meanings given to them by Regulation S.

         6. Indemnification and Contribution. (a) The Issuer agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities (including, without limitation, any legal or other expenses reasonably incurred by you or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either the Offering Memorandum (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) used during the period set forth in Section 4(c) above, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or alleged omission based upon the Furnished Information or information contained in Section 5 hereof.

         (b) You agree to indemnify and hold harmless the Issuer, its directors, its officers and each person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to you, but only with reference to the Furnished Information.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to paragraph (a) above and by the Issuer in the case of parties indemnified pursuant to paragraph
(b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement; provided nothing herein shall limit the right of a person against which indemnity is sought to contest in good faith such person's obligation to so indemnify. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) If the indemnification provided for in paragraph (a) or
(b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with the offering of the Debentures, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and you from the offering of the Debentures or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and you on the other hand in connection with the matters that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and you on the other hand in connection with the offering of the Debentures shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Debentures (before deducting expenses) received by the Issuer and the total discounts and commissions received by you in respect thereof, in each case as set forth in the Offering Memorandum, bear to the aggregate offering price of the Debentures. The relative fault of the Issuer on the one hand and of you on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or by you, the information contained in Section 5 hereof and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The Issuer and you agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigation or defending any such action or claim. Notwithstanding the provisions of this Section 6, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Debentures resold by you in the initial placement of such Debentures were offered to investors exceeds the amount of any damages that you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution for Debentures from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Issuer contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by you or on your behalf or any person controlling you or by or on behalf of the Issuer, its officers or directors or any other person controlling the Issuer and (ii) acceptance of and payment for any of the Debentures. The indemnity and contribution agreements contained in this Section 6 shall also remain operative in full force and effect regardless of any termination of this Agreement.

         7. Termination. This Agreement shall be subject to termination in your absolute discretion by notice given to the Issuer, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Issuer shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Debentures on the terms and in the manner contemplated in the Offering Memorandum.

         If this Agreement shall be terminated by you because of any failure or refusal on the part of the Issuer to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason (other than owing to a default by you of your obligations hereunder or to your exercise of your right to terminate this Agreement pursuant to the preceding paragraph) the Issuer shall be unable to perform its obligations under this Agreement, the Issuer will reimburse you for all out-of-pocket expenses (including the fees and disbursements of your counsel) reasonably incurred by you in connection with the proposed offering of the Debentures.

         8. Miscellaneous. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to you shall be directed to you at the address shown above; notices to the Issuer shall be directed to it at 437 Madison Avenue, New York, New York 10022; Attention: Chief Financial Officer, telephone no. (212) 415-3631, telecopy no. (212) 415-3536.

         This Agreement shall inure to the benefit of and be binding upon you and the Issuer and your and its respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in
Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement.

         The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part this Agreement.

         Please confirm your agreement by having an authorized officer sign a copy of this Placement Agreement in the space set forth below.

                                        Very truly yours,

                                        OMNICOM GROUP INC.

                                        By: /s/ Dennis E. Hewitt
                                           ---------------------------------
                                           Title: Treasurer

Accepted:
MORGAN STANLEY & CO. INCORPORATED

By: /s/ Kevin Cox
   -----------------------------
   Title: Principal

                                                                       EXHIBIT A

                          [OPINION OF DAVIS & GILBERT]

                                                     January 6, 1998

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

                   Re: Omnicom Group Inc.

Ladies and Gentlemen:

         We have acted as counsel for Omnicom Group Inc. (the "Company") in connection with your purchase of $200,000,000 aggregate principal amount of 2 1/4% Convertible Subordinated Debentures Due 2013 (the "Debentures") pursuant to the Placement Agreement dated December 4, 1997 (the "Agreement") between the Company and you. Except as otherwise indicated, the terms used in this letter have the meanings ascribed to them in the Agreement.

         In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and letters of public officials, such other instruments and such legal matters as we have deemed necessary as the basis for the opinions hereinafter expressed, including but not limited to (i) the Company's Restated Certificate of Incorporation and Bylaws, each as amended, and minutes of the corporate proceedings of the Company relating thereto, (ii) the Agreement, (iii) the Indenture dated January 6, 1998 (the "Indenture") between the Company and The Chase Manhattan Bank, as Trustee, pursuant to which the Debentures are being issued, (iv) the Registration Rights Agreement dated January 6, 1998 between the Company and you (the "Registration Rights Agreement"; together with the Agreement, the Indenture and the Debentures, collectively the "Agreements"), (v) the Offering

Morgan Stanley & Co.                    2                        January 6, 1998
  Incorporated


Memorandum and (vi) the forms of the Debentures and Shares.

         For the purposes hereof, we have assumed, with your permission and without independent verification of any kind; (a) that the signatures of persons (other than the Company) signing all documents in connection with which this opinion is rendered are genuine and authorized; (b) the legal capacity of all natural persons; (c) that all documents submitted to us as originals or duplicate originals are authentic; and (d) that all documents submitted to us as copies, whether certified or not, conform to authentic original documents. As to questions of fact relevant to this opinion, we have assumed the accuracy of the representations and warranties of the Company in the applicable Agreements and have relied upon certificates and oral or written statements and other information of public officials, officers and representatives of the Company.

         In rendering the opinions expressed below, we have assumed, with your permission and without any independent investigation or verification of any kind, that: (i) each party to the Agreements other than the Company (individually, the "Other Party" and collectively, the "Other Parties") has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation and of each other jurisdiction in which the conduct of its business or the ownership of its property makes such qualification necessary; (ii) each of the Other Parties has full power and authority to execute, deliver and perform the Agreements to which it is a party;
(iii) the execution, delivery and performance of the Agreements by each of the Other Parties has been duly authorized by all requisite corporate action on the part of each Other Party; (iv) the Agreements have been duly executed and delivered by each of the Other Parties; and (v) the execution, delivery and performance of the Agreements by each of the Other Parties does not and will not violate the charter, by-laws or other organizational documents of any of the Other Parties. We have further assumed, with your permission and without any independent investigation or verification of any kind, that the Agreements constitute the valid and binding obligations of each party thereto other than the Company.

Morgan Stanley & Co.                    3                        January 6, 1998
  Incorporated


         The opinion expressed in paragraph numbered 7 below, is limited solely to those facts and laws in existence on the date hereof, and in giving such opinion, we have relied upon a certificate of an officer of the Company which specifically identifies, and states that we have received copies of, each indenture, mortgage, deed of trust, credit agreement, loan agreement and any other similar material agreement, contract or instrument to which the Company, or any of the companies set forth in paragraph 2 below, as the case may be, is a party or by which it or any of its property or assets is bound or to which it may be subject. In giving the opinion set forth in paragraph numbered 8 below, we have relied upon a certificate of an officer of the Company describing actions, suits and proceedings currently pending or threatened against the Company, that if adversely determined, are reasonably likely to materially and adversely affect the operations, business, property, assets, condition (financial or otherwise) or (to the best knowledge of the Company) prospects of the Company. Copies of the certificates referred to in this paragraph are attached at the end of this opinion. Furthermore, in giving the opinions expressed in paragraph numbered 7 below, we express no opinion as to state securities or blue sky laws.

         Based on the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that:

                  1. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of New York and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

                  2. Each of BBDO Worldwide Inc., The DDB Needham Worldwide Communications Group Inc., TBWA Chiat/Day Inc., Omnicom Finance Inc., BBDO Detroit Inc., DDB Needham Worldwide Partners Inc., and DDB Needham Chicago Inc. has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business and is in good

Morgan Stanley & Co.                    4                        January 6, 1998
  Incorporated


         standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

                  3. Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company.

                  4. The Debentures have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by you in accordance with the terms of the Agreement, will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture.

                  5. The shares of Common Stock initially issuable on conversion of the Debentures have been duly authorized and reserved for issuance upon such conversion and, when issued upon conversion in accordance with the terms of the Indenture, will have been validly issued, fully paid and non-assessable, and the issuance of such shares is not subject to any preemptive or similar rights.

                  6. The Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, except as rights to indemnity and contribution thereunder may be limited under applicable law.

                  7. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Agreement, the Debentures, the Indenture and the Registration Rights Agreement, will not contravene any provisions of applicable law or the certificate of incorporation or the bylaws of the Company or to our knowledge after inquiry, any material agreement or other instrument binding upon the Company, and no consent, approval or authorization of any governmental body or agency is required for the performance by the Company of its obligations under the Agreement, the

Morgan Stanley & Co.                    5                        January 6, 1998
  Incorporated


         Debentures, the Indenture and the Registration Rights Agreement.

                  8. After due inquiry of responsible officers of the Company, we do not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party that, if determined adversely to the Company or its subsidiaries, would have a material adverse effect on the Company and its subsidiaries taken as a whole, or in any manner questions the validity of the Agreement, the Indenture, the Debentures or the Registration Rights Agreement.

                  9. Based upon the representations, warranties and agreements of the Company in Sections 1(p) and (q) of the Agreement and of the Initial Purchaser (as defined in the Offering Memorandum) in Section 5 of the Agreement and on the representations, warranties and agreements contained in the Section "Transfer Restrictions" of the Offering Memorandum, it is not necessary in connection with the offer, sale and delivery of the Debentures to the Initial Purchaser under the Agreement or in connection with the initial resale of such Debentures by the Initial Purchaser in accordance with Section 5 of the Agreement to register the Debentures or the Shares (other than as required by the Registration Rights Agreement) under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that no opinion is expressed as to any subsequent resale of any Debenture or Share.

                  10. The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  11. The statements in the Offering Memorandum under the captions "Description of Debentures," "Description of Capital Stock," "Plan of Distribution" and "Transfer Restrictions," insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

Morgan Stanley & Co.                    6                        January 6, 1998
  Incorporated


                  12. Each document incorporated by reference in the Offering Memorandum (except for financial statements and schedules and other statistical and financial data included therein as to which we express no opinion), complied as to form when filed with the Commission in all material respects with the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

         Our opinions are subject to the qualifications that:

         A. The enforceability of the Agreements is subject to the effect of any applicable bankruptcy, insolvency, moratorium, reorganization, marshaling or other similar law or rule of law affecting creditor's rights generally (including such as may deny giving effect to waivers of debtors' or guarantors' rights), and to the discretionary nature of equitable remedies.

         B. The enforcement of any rights under any of the Agreements are in all cases subject to each party's implied duty of good faith and to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity). Consequently, no opinion is given herein as to
(i) the availability of the right to accelerate any obligation and certain remedies provided for in the Agreements in the event of a nonmaterial default or
(ii) the enforceability of any provision of the Agreements relating to cumulation of remedies or waiving the remedy of specific performance.

         C. We express no opinion as to the enforceability of any contractual provision in the Agreements relating to indemnification, or waiver of jury trial, process or other procedural right, to the extent enforcement thereof is contrary to federal or state securities laws and the public policy underlying such laws.

         D. We express no opinion as to the enforceability of any right or obligation to the extent that the same has been varied by course of dealing or performance.

         We have represented the Company in the preparation of the Offering Memorandum (but not the documents included

Morgan Stanley & Co.                    7                        January 6, 1998
  Incorporated


therein by reference) and in connection therewith participated in conferences with your representatives, your counsel, and representatives of the Company, at which the contents of the Offering Memorandum (including documents included therein by reference) were reviewed and discussed. We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Offering Memorandum (or the documents incorporated therein by reference) except with respect to matters referred to in paragraph 11 above.

         On the basis of the information which was developed in the course of our participation referred to above, considered in the light of our understanding of the applicable United States law and the experience we have gained through our practice thereunder, we have no reason to believe that the Offering Memorandum (except for financial statements, and other financial and statistical information included or incorporated by reference therein, as to which we do not express any opinion), as of its date contained or on the date hereof contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         The opinions set forth in this letter relate only to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.

         This letter is furnished by us as counsel to the Company to you under the Agreement and is solely for your benefit and, other than the Trustee under the Indenture who may rely upon this opinion as if it were addressed to it, may not be relied upon by any other person, firm or entity whatsoever for any purpose.

                                            Very truly yours,

                                                                       EXHIBIT B

                       [OPINION OF DAVIS POLK & WARDWELL]

                                                     January 6, 1998

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Ladies and Gentlemen:

         We have acted as counsel for you in connection with your purchase pursuant to the Placement Agreement dated December 4, 1997 (the "Agreement"), with Omnicom Group Inc. (the "Company") of $200,000,000 aggregate principal amount of 2 1/4% Convertible Subordinated Debentures Due 2013 (the "Debentures") issued pursuant to the Indenture dated as of January 6, 1998 (the "Indenture") between the Company and The Chase Manhattan Bank, as Trustee. Except as otherwise indicated, the terms used in this letter have the meanings ascribed to them in the Agreement.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

         We have participated in the preparation of the Company's Offering Memorandum dated December 4, 1997 (other than the documents incorporated therein by reference (the "Incorporated Documents")) relating to the Debentures. Although we did not participate in the preparation of the Incorporated Documents, we have reviewed such documents. The Offering Memorandum dated December 4, 1997 (including the Incorporated Documents) is hereinafter called the "Offering Memorandum."

         On the basis of the foregoing, we are of the opinion that:

Morgan Stanley & Co.                    2                        January 6, 1998
  Incorporated


                  1. Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and &delivered by the Company and is a valid and binding agreement of the Company.

                  2. The Debentures have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by you in accordance with the terms of the Agreement, will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture.

                  3. The shares of Common Stock initially issuable upon conversion of the Debentures have been duly authorized and reserved for issuance upon such conversion and, when issued upon conversion and delivered in accordance with the terms of the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of the Shares is not subject to any preemptive or similar rights.

                  4. The Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, except as rights to indemnity and contribution thereunder may be limited under applicable law.

                  5. Based upon the representations, warranties and agreements of the Company in Sections 1(p) and (q) of the Agreement and of the Initial Purchaser (as defined in the Offering Memorandum) in Section 5 of the Agreement and on the representations and agreements contained in the section "Transfer Restrictions" of the Offering Memorandum, it is not necessary in connection with the offer, sale and delivery of the Debentures to the Initial Purchaser under the Agreement or in connection with the initial resale of such Debentures by the Initial Purchaser in accordance with Section 5 of the Agreement to register the Debentures or the Shares under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that no opinion is expressed as to any subsequent resale of any Debenture or Share.

         We have considered the matters required to be included in the Offering Memorandum and the information contained therein. We are of the opinion that the

Morgan Stanley & Co.                    3                        January 6, 1998
  Incorporated


statements in the Offering Memorandum under "Description of Debentures", "Description of Capital Stock", "Plan of Distribution" and "Transfer Restrictions", insofar as such statements constitute a summary of the legal matters and documents referred to therein, fairly present the information called for with respect to such legal matters and documents.

         We have not ourselves checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to other matters in the Offering Memorandum. We have generally reviewed and discussed with certain officers and employees of the Company, counsel for the Company, independent public accountants for the Company and your representatives the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussions, but without independent check or verification, except as stated, we believe that (except for financial statements and other financial and statistical information, as to which we are not called upon to express a belief) the Offering Memorandum as of its date did not and on the date hereof does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         We have examined the opinion dated today of Davis & Gilbert, counsel for the Company, delivered to you pursuant to Section 3(d) of the Agreement and it is substantially responsive to the requirements of the Agreement and satisfactory as to scope. We have examined a letter from Davis & Gilbert, tax counsel to the Company, delivered to you pursuant to Section 3(f) of the Agreement and it is substantially responsive to the requirements therefor. We have also examined the letters dated December 4, 1997 and today, addressed to you of Arthur Andersen LLP, independent public accountants, and delivered to you pursuant to Section 3(g) of the Agreement relating to the financial statements and certain financial information contained in the Offering Memorandum. We participated in discussions with representatives of Arthur Andersen LLP and your representatives relating to the forms of such letters and we believe that they are substantially in the respective forms agreed to.

         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the

Morgan Stanley & Co.                    4                        January 6, 1998
  Incorporated


State of New York and the federal laws of the United States of America.

         This opinion is rendered solely to you pursuant to the Agreement. This opinion may not be relied upon by or furnished to any other person without our prior written consent.

                                            Very truly yours,